3: Holders of Record, holding 5% or more of the outstanding balance

Holders of Record, holding 5% or more of the outstanding balance for Structured Asset Securities Corporation Mortgage Pass-Through Certificates Series 2003-21 as reflected in the security position listing as of December 31, 2003.

Class	Name and Address of Holder	Amount Held	% Class

1-A1	Deutsche Bank Trust Co Americas	60,000,000	100%
	648 Grassmere Park Road
	Nashville, TN 37211

1-A2	Bank of New York	10,000,000	20%
	One Wall Street
	New York, NY 10286

	Central Trust Bank	15,000,000	30%
	Investments Department
	238 Madison Street
	Jefferson City, MO 65101

	U.S. Bank N.A./Safekeeping West	5,500,000	11%
	First Trust Center SPFT 0913
	180 East Fifth Street, 9th Floor
	St. Paul, MN 55101

	LBI-Lehman Government Securities Inc. (LBI)	18,500,000	37%
	70 Hudson St.
	Jersey City, NJ 07302

1-A3	LBI-Lehman Government Securities Inc. (LBI)	74,003,000	41%
	70 Hudson St.
	Jersey City, NJ 07302

	Bank of New York	27,895,000	15%
	One Wall Street
	New York, NY 10286

	Fleet National Bank	9,240,000	5%
	159 East Main Street
	Rochester, NY 14638

	SSB&T Co.	9,030,000	5%
	1776 Heritage Dr.
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA 02171

	JPMorgan Chase Bank	40,000,000	22%
	14201 Dallas Parkway
	Dallas, TX 75254

1-A4	Bank of New York	4,545,454	100%
	One Wall Street
	New York, NY 10286

1-AX	LBI-Lehman Government Securities Inc. (LBI)	7,576,327	100%
	70 Hudson St.
	Jersey City, NJ 07302

1-PAX	LBI-Lehman Government Securities Inc. (LBI)	5,076,424	100%
	70 Hudson St.
	Jersey City, NJ 07302

1-AP	LBI-Lehman Government Securities Inc. (LBI)	1,236,484	100%
	70 Hudson St.
	Jersey City, NJ 07302

2-A1	Citigroup Global Markets Inc./Salomon Brothers	36,000,000	54%
	333 W. 34th Street, 3rd Floor
	New York, NY 10001

	Citibank	10,000,000	15%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	SSB&T Co.	10,868,000	16%
	1776 Heritage Dr.
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA 02171

	JPMorgan Chase Bank	7,170,000	11%
	14201 Dallas Parkway
	Dallas, TX 75254

2-A2	UMB Bank, National Association	10,500,000	13%
	928 Grand Blvd.
	Kansas City, MO 64106

	Deutsche Bank Trust Co Americas	7,800,000	9%
	648 Grassmere Park Road
	Nashville, TN 37211

	Wells Fargo	5,250,000	6%
	Issuer Services
	c/o ADP Proxy Services
	51 Mercedes Way
	Edgewood, NY 11717

	LBI-Lehman Government Securities Inc. (LBI)	57,142,000	70%
	70 Hudson St.
	Jersey City, NJ 07302

2-A3	HSBC Bank & Trust Company, Nat'l Association	42,954,545	100%
	1201 Market St., Suite 100
	Wilmington, DE 19801

2-A4	LBI-Lehman Government Securities Inc. (LBI)	2,045,455	100%
	70 Hudson St.
	Jersey City, NJ 07302

2-A5	LBI-Lehman Government Securities Inc. (LBI)	2,000	100%
	70 Hudson St.
	Jersey City, NJ 07302

2-A6	LBI-Lehman Government Securities Inc. (LBI)	15,842,380	100%
	70 Hudson St.
	Jersey City, NJ 07302

2-AX	LBI-Lehman Government Securities Inc. (LBI)	9,092,904	100%
	70 Hudson St.
	Jersey City, NJ 07302

2-AP	LBI-Lehman Government Securities Inc. (LBI)	997,064	100%
	70 Hudson St.
	Jersey City, NJ 07302

1-B1	Mellon Trust of New England, National Association	5,740,000	100%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

1-B2	Mellon Trust of New England, National Association	1,510,000	100%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

2-B1	LBI-Lehman Government Securities Inc. (LBI)	3,495,000	100%
	70 Hudson St.
	Jersey City, NJ 07302

2-B2	LBI-Lehman Government Securities Inc. (LBI)	599,000	100%
	70 Hudson St.
	Jersey City, NJ 07302

B3	LBI-Lehman Government Securities Inc. (LBI)	1,556,000	100%
	70 Hudson St.
	Jersey City, NJ 07302

R	TFINN & Co	100	100%
	C/O Chase Manhattan Bank
	P.O. Box 50000
	Dept 6583 Outsourcing Services
	Newark, NJ 07101